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                                                                   EXHIBIT 10.33

                                 June 25, 1998

[LOGO]                                                                   DIVERSA

Jay M. Short, Ph.D.
320 Delage Drive
Encinilas, California 92024                                         CONFIDENTIAL


Dear Jay,

The Board has been exceptionally pleased by your contributions to the success of Diversa. The Board wishes to recognize your contribution as follows:

Title:                             President and Chief Technology Officer.

Bonus Payment:                     $500,000 paid by June 25, 1998, and $500,000
                                   paid on June 1, 1999, conditioned on your continued employment with Diversa Corporation on the date of each payment. This special bonus will not affect your participation in Diversa Corporation's bonus program for its executives.

Stock Option Grant:                An additional grant of incentive stock option
                                   at 4% of total Diversa Corporation's fully diluted shares effective June 25, 1998.

Company Support:                   The Board, pursuant to an approved budget,
                                   will permit Management to operate Diversa within the current financial resources for a period of one (1) year.

Vesting: Four (4) years, under the terms of the 1997 Stock Option Plan with 25% of the options vesting on the first anniversary and 1/12 of the remainder vesting quarterly thereafter and an accelerated immediate vesting of the unvested portion of stock options granted above upon the sale of the Company, or the involuntary termination of your employment without cause as defined in Diversa's Stock Purchase and Restriction Agreement.

R&D Support:                       One to two people, as required, in the areas
                                   of R&D sales and partnership management;
                                   reporting to Jay Short.


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Jay M. Short
June 25, 1998
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Severance:                               In the event the Company is liquidated
                                         or is sold below the current valuation
                                         ($0.85 per share), salary will continue
                                         for two (2) years from the date of
                                         involuntary termination without cause,
                                         either under the current bi-monthly
                                         salary schedule or in a lump sum, at
                                         the election of the employer. In
                                         addition, all options and bonus payment
                                         mentioned above are accelerated. The
                                         two (2) year severance clause will
                                         revert to the previously agreed upon
                                         six (6) months clause after June 25,
                                         2000.

In addition, the provision of the Employee Invention and Non-Disclosure Agreement between you and Diversa Corporation will remain in full force and effect.

                                       Sincerely,

                                       /s/ Terrance J. Bruggeman
                                       Terrance J. Bruggeman
                                       Chairman and Chief Executive Officer




I am in agreement with the aforementioned.

/s/ Jay M. Short
--------------------------------
Jay M. Short, Ph.D.

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